MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

1205-789 West Pender Street

Vancouver, BC

Canada V6C 1H2

Tel: (604) 646-6903

March 13, 2007

MENV—OTCBB  USA

NDDA—Frankfurt Stock Exchange Symbol

A0J3PY—WKN # Frankfurt Stock Exchange

Looking into Uranium Opportunities

Micron Enviro Systems, Inc. (OTCBB: MENV) (Frankfurt Stock Exchange: NDDA --- WKN:A0J3PY---ISIN: US59510E2072) ("Micron" or the “Company”) wishes to announce that management is currently looking into the possibility of participating in joint ventures on uranium properties. Micron is currently, and will continue to be, focused on the acquisition and development in the Alberta Oil Sands, however if a project of merit is deemed to grow shareholder value then the board will do what is best for increasing shareholders’ value.

Bernard McDougall, Micron’s president stated, “Micron will remain focused on the Alberta Oil Sands development, however it would be foolish and short-sighted to not review any opportunity that would potentially increase shareholder value in the energy sector. Over the past few months and at the recent investment conference in Toronto, certain uranium opportunities have been presented to the Company. Uranium prices have steadily risen to multi-decade highs, therefore if the right opportunity presented itself, the board would strongly consider participating in a joint venture to compliment our significant Alberta Oil Sands acreage. In the past two months Micron’s net Oil Sands acreage has increased by 4,500% and management is confident that additional quality Alberta Oil Sands leases will be acquired in the near future.”

Micron is an emerging oil and gas company that now has exposure to seven separate leases consisting of interests in 20.5 gross sections (13,120 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has minor production from multiple conventional oil and gas wells throughout North America. A recent third party independent report stated that there is potentially $3.7 billion (gross contingent estimate) worth of oil reserves on the total acreage in which Micron has an interest in.  The board is confident that additional acreage will be acquired in the future, and has decided that until management is satisfied with the total Oil Sands acreage under lease, a new report will be completed at that time to accurately reflect the Company’s total Oil Sands acreage. Micron's goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. Micron continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. At this time, Micron is one of, if not the smallest, market capitalized company with multiple leases (seven) and now has positive operations underway in this world-class oil and gas producing region.  This is quite an enviable position for a company of Micron’s modest market capitalization, and therefore Micron offers tremendous leverage to one of the world’s largest oil resources.  Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com

If you have any questions, please call Micron at (604) 646-6903. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. A contingent resource is defined as those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. The independent report referred to in this news release is not NI 51-101 compliant. You should independently investigate and fully understand all risks before making investment decisions. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bernard McDougall

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: (604) 646-6903

Fax:  (604) 689-1733

www.micronenviro.com